SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
         EXCHANGE ACT OF 1934.





DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    APRIL 26, 1996



                          FIRST AMERICAN RAILWAYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   NEVADA                      33-14751-D                  87-0443800
(STATE OF                    (COMMISSION FILE            (IRS EMPLOYER
INCORPORATION)                     NUMBER)               IDENTIFICATION
                                                             NUMBER)



        1360 SOUTH OCEAN BLVD., SUITE 1905, POMPANO BEACH, FLORIDA 33062
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 941-1155



                            ASIA-AMERICA CORPORATION
                   73-251 AMBER STREET, PALM DESERT, CA 92260
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1.           CHANGES IN CONTROL OF THE REGISTRANT.


         On April 26, 1996, the Registrant merged (the "Merger") with First American Railways, Inc., a private Florida corporation (the "Acquiree"); the Registrant was the survivor of the Merger. As part of the Merger, the Registrant exchanged one share of its common stock, $.001 par value, for each outstanding share of the common stock of the Acquiree. Five individuals were also appointed to serve as members of the Registrant's Board of Directors in place of the sole director, Denny W. Nestripke, who resigned. Mr. Nestripke was also the principal shareholder of the Registrant before the Merger. As a part of the Merger, Mr. Nestripke as the sole officer of the Registrant resigned and the officers of the Acquiree were appointed in his place, as described below. Current management of the Registrant is now comprised of:


         NAME                            POSITION
         ----                            --------

         ALLEN C. HARPER                 CHAIRMAN OF THE BOARD OF
                                         DIRECTORS

         EUGENE K. GARFIELD              PRESIDENT, ASSISTANT
                                         SECRETARY AND DIRECTOR

         THOMAS G. RADER                 DIRECTOR

         DAVID H. RUSH                   DIRECTOR

         LUIGI SALVANESCHI               DIRECTOR

         MARY ACIETUNO                   SECRETARY AND TREASURER



         A "change in control" resulted from the Merger. The shares of restricted common stock issued to the shareholders of the Acquiree at the time of the Merger represented approximately 96% of the 8,318,773 shares of common stock then outstanding. Immediately prior to and in anticipation of the Merger, the Registrant effectuated a 1-for-108 share reverse stock split of its outstanding common stock thereby reducing the outstanding number of its common stock to 350,000 shares (following a contribution to capital of 1,965 post-split shares by the pre-Merger majority shareholder).

         Those persons who currently own five percent or more of the outstanding shares of the Registrant are as follows:

                                                                                                   % OF
NAME                                NO. OF SHARES                      POSITION           OUTSTANDING SHARES(1)
- ----                                -------------                      --------           ---------------------
THOMAS G. RADER                       1,614,581                        DIRECTOR                    18%

ALLEN C. HARPER                       1,379,032(2)                     CHAIRMAN OF THE
                                                                       BOARD OF DIRECTORS          15%

EUGENE K. GARFIELD                      732,343                        PRESIDENT, ASSISTANT
                                                                       SECRETARY, DIRECTOR           8%

CAPITAL GROWTH
INTERNATIONAL, LLC                      562,500(3)                     NONE                          6%


(1) Based on a total of 9,050,278 shares outstanding following the transaction described in Item 5, below.

(2) Includes 1,379,032 shares which are owned jointly of record with his spouse, Carol E. Harper. Excludes 1,285 shares owned by the Harper Family Trust, Ltd., a Florida limited partnership for which Carol E. Harper serves as general partner, and with respect to which Allen C. Harper disclaims any beneficial ownership.

(3) Excludes warrants to purchase 650,000 shares of common stock of the Registrant which were issued to Capital Growth International, LLC, as the placement agent (the "Placement Agent") in connection with the transaction described in Item 5, below.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         As described in Item 1, above, the Registrant acquired all of the assets of the Acquiree (consisting mainly of cash and contracts) by virtue of the Merger.

         The consideration for the acquisition paid by the Registrant was in the form of one share of its common stock for each share of common stock of the Acquiree. The exchange ratio, along with the condition precedent of the 1-for-108 reverse stock split by the Registrant, was determined in arm's-length negotiations between the Registrant's management and representatives of the Acquiree. The consideration received by the Registrant for its issuance of its shares was all of the assets of the Acquiree.

         None of the Acquiree's shareholders was affiliated with the Registrant in any manner. The principal basis used in the negotiations to determine the number of shares to be issued by the Registrant was the percentage of stock which would be owned by the new "control group" after the issuance thereof rather than any traditional valuation formula.

ITEM 5.           OTHER EVENTS.

         Pursuant to the Plan and Articles of Merger with the Acquiree (a copy of which is attached hereto as an exhibit), the Registrant amended its Articles of Incorporation to (i) change its corporate name to First American Railways, Inc., (ii) authorize 500,000 shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by the Registrant's Board of Directors, and (iii) provide that officers and directors of the Registrant shall have no liability for breach of fiduciary duty except as provided under Nevada law.

         In connection with the Merger transaction there was a private offering consisting of a minimum of $10,000,000 of Units (333-1/3 Units) and a maximum of $15,000,000 of Units (500 Units), with an over-allotment option of $1,500,000, or 50 Units (the "Offering"). Each Unit consists of (a) a convertible secured note in the principal amount of $15,000, which bears interest at the rate of 10% per annum, (b) 6,000 shares of common stock, and (c) 6,000 redeemable common stock purchase warrants, each such warrant entitling the holder thereof to purchase one share of common stock at an exercise price of $3.50 per share (subject to adjustment under certain circumstances) at any time prior to redemption from the date of issuance until two years thereafter. As a result of the Merger, the Registrant succeeded to all rights, duties and obligations of the Acquiree including those with respect to the subject securities.

         The private offering yielded gross proceeds of $16,501,365 and the Registrant issued securities consisting of 4,050,271 shares of common stock (including shares issued to the Placement Agent and its designee), $8,250,682 in principal amount of convertible secured notes (which are convertible into 2,357,338 shares of common stock assuming no interest thereon is converted into shares), and 3,950,271 redeemable common stock purchase warrants (including warrants issued to the Placement Agent) which are exercisable for an equivalent amount of shares of common stock.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

         (a) Financial statements for First American Railways, Inc., a Florida corporation, covering the year ended April 30, 1995 and the six month periods ended January 31, 1996 and 1995 (unaudited) are attached hereto.

         (b)      Pro forma financial information.

                  Unaudited pro forma combined financial statements of the Registrant giving effect to the acquisition of the Acquiree by merger are attached hereto.

         (c)      EXHIBITS.

                  2.1 Agreement and Plan of Merger dated April 15, 1996 with exhibits is incorporated herein by reference to Exhibit A to the Registrant's Form 10-QSB for the quarter ended March 30, 1996.

                  2.2 Plan and Articles of Merger of First American Railways, Inc., a Florida corporation, with and into the Registrant (f/k/a Asia-America Corporation) as filed with the Secretaries of State of the State of Nevada and the State of Florida.

                  20 Information Statement of the Registrant dated April 12, 1996, which includes business description of First American Railways, Inc., a Florida corporation, along with biographies of its management is incorporated herein by reference to Exhibit B to the Registrant's Form 10-QSB for the quarter ended March 30, 1996.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        FIRST AMERICAN RAILWAYS, INC.
                                        (F/K/A ASIA-AMERICA CORPORATION)




DATE:  MAY 9, 1996             BY:        /S/ ALLEN C. HARPER
                                        ---------------------
                                        ALLEN C. HARPER, CHAIRMAN OF THE
                                                 BOARD OF DIRECTORS

                          FIRST AMERICAN RAILWAYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

                                                             PAGE
                                                             ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS           F - 2

FINANCIAL STATEMENTS

      BALANCE SHEET                                          F - 3
      STATEMENT OF OPERATIONS                                F - 4
      STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)            F - 5
      STATEMENT OF CASH FLOWS                                F - 6
      NOTES TO FINANCIAL STATEMENTS                          F - 7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of First American Railways, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of First American Railways, Inc. (a development stage company) as of April 30, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended and for the period February 14, 1994 (incorporation) to April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First American Railways, Inc., (a development stage company) as of April 30, 1995 and the results of its operations and its cash flows for the year then ended and for the period February 14, 1994 (incorporation) to April 30, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is a development stage enterprise. As discussed in note 2 to the financial statements, the Company's dependence on outside financing to complete its development activities, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Miami, Florida
May 10, 1995, except for note 7              /s/ BDO SEIDMAN, LLP
which is as of August 24, 1995               -------------------------------
                                                 BDO Seidman, LLP

                          FIRST AMERICAN RAILWAYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                                                                JANUARY 31,              APRIL 30,
                                                                                      1996                   1995
                                                                                (UNAUDITED)
- -------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                                  $                -     $          134,401
  Prepaids and other                                                                 1,000                  1,680
- -------------------------------------------------------------------------------------------------------------------
Total current assets                                                                 1,000                136,081

EQUIPMENT (NOTE 3)                                                                   5,854                  7,080

DEPOSIT TO RELATED PARTY (NOTE 6)                                                  350,000                350,000

DEFERRED OFFERING COSTS                                                             10,000                 25,000
- -------------------------------------------------------------------------------------------------------------------
                                                                        $          366,854     $          518,161
- -------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  Accounts payable                                                      $          183,949     $           22,122
  Accrued liabilities                                                              140,685                      -
  Notes payable to related parties and others (Note 8)                             312,888                      -
- -------------------------------------------------------------------------------------------------------------------
                                                                                   637,522                 22,122
- -------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 5)
  Common stock, no par, 10,000,000 shares
    authorized and 4,275,000 shares issued
    and outstanding                                                                979,035                979,035
  Additional paid-in capital                                                       136,000                136,000
  Deficit accumulated during the development stage                              (1,385,703)              (618,996)
- -------------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                                              (270,668)               496,039
- -------------------------------------------------------------------------------------------------------------------
                                                                        $          366,854     $          518,161
- -------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          FIRST AMERICAN RAILWAYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                              CUMULATIVE FROM                                            FOR THE YEAR ENDED
                                            FEBRUARY 14, 1994                                                APRIL 30, 1995
                                               (INCORPORATION)                   FOR THE NINE MONTHS    AND THE PERIOD FROM
                                                      THROUGH                    ENDED JANUARY 31,        FEBRUARY 14, 1994
                                             JANUARY 31, 1996             1996             1995              (INCORPORATION)
                                                  (UNAUDITED)                    (UNAUDITED)              TO APRIL 30, 1995
- ---------------------------------------------------------------------------------------------------------------------------
EXPENSES:
  Salaries and payroll taxes            $             633,486    $     270,694          282,517       $             362,792
  Professional fees                                   270,867          127,932           77,105                     142,935
  General and administrative                          228,984          153,377           48,945                      75,607
  Consulting fees (Note 6)                             99,533           62,963           26,200                      36,570
  Depreciation                                          2,318            1,226              703                       1,092
  Expenses from offerings
    not completed                                     150,515          150,515                -                           -
- ---------------------------------------------------------------------------------------------------------------------------
Net loss, representing deficit
 accumulated during the
  development stage                     $          (1,385,703)   $    (766,707)  $     (435,470)      $            (618,996)
- ---------------------------------------------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding                         4,275,000        4,275,000        4,275,000                   4,275,000
- ---------------------------------------------------------------------------------------------------------------------------
Net loss per common share               $                (.32)   $        (.18)  $         (.10)      $                (.14)
- ---------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          FIRST AMERICAN RAILWAYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

- -------------------------------------------------------------------------------------------------------------------------------
                                                                                        ADDITIONAL         DEFICIT ACCUMULATED
                                                               COMMON STOCK              PAID-IN                    DURING THE
                                                          SHARES          AMOUNT         CAPITAL             DEVELOPMENT STAGE
- -------------------------------------------------------------------------------------------------------------------------------
Balance at February 14, 1994 and
  April 30, 1994                                               -     $         -    $            -    $                      -

Initial capitalization for cash at $0.0046
  per share (Note 5)                                   3,854,430          18,000                 -                           -

Issuance of common stock for cash
  at $2.29 per share, net of offering
  costs of $20,965 (Note 5)                              420,570         961,035                 -                           -

Capital contribution - forgiven
  salaries (Note 6)                                            -               -           136,000                           -

Net loss                                                       -               -              -                       (618,996)
- -------------------------------------------------------------------------------------------------------------------------------
Balance at April 30, 1995                              4,275,000     $   979,035    $      136,000                    (618,996)

Net loss (unaudited)                                           -               -                 -                    (766,707)
- -------------------------------------------------------------------------------------------------------------------------------
Balance at January 31, 1996 (unaudited)                4,275,000     $   979,035    $      136,000    $             (1,385,703)
- -------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          FIRST AMERICAN RAILWAYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                                    (NOTE 7)

                                                        CUMULATIVE FROM                                     FOR THE YEAR ENDED
                                                       FEBRUARY 14, 1994                 FOR THE NINE           APRIL 30, 1995
                                                         (INCORPORATION)                 MONTHS ENDED      AND THE PERIOD FROM
                                                                THROUGH                  JANUARY 31,         FEBRUARY 14, 1994
                                                       JANUARY 31, 1996            1996            1995         (INCORPORATION)
                                                            (UNAUDITED)                  (UNAUDITED)         TO APRIL 30, 1995
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net loss                                             $     (1,385,703) $     (766,707) $     (435,470)  $           (618,996)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Salaries forgiven                                         136,000               -         136,000                136,000
      Depreciation                                                2,318           1,226             703                  1,092
      (Increase) decrease in prepaids and other                  (1,000)            680            (680)                (1,680)
      Increase in accounts payable                              183,949         161,827          21,588                 22,122
      Increase in accrued liabilities                           140,685         140,685        (157,611)                     -
- -------------------------------------------------------------------------------------------------------------------------------
Total adjustments                                               461,952         304,418        (157,611)               157,534
- -------------------------------------------------------------------------------------------------------------------------------
Net cash used by operating activities                          (923,751)       (462,289)       (277,859)              (461,462)
- -------------------------------------------------------------------------------------------------------------------------------
Investing Activities:
  Deposit for purchase of railcar from
    related party                                              (350,000)              -        (350,000)              (350,000)
  Capital expenditures                                           (8,172)              -           7,035                 (8,172)
- -------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                          (358,172)              -        (357,035)              (358,172)
- -------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
    Net proceeds from issuance of common stock                  979,035               -         979,035                979,035
    Payment of offering costs                                   (10,000)         15,000         (25,000)               (25,000)
    Notes payable to related parties and others                 312,888         312,888         954,035                      -
- -------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                     1,281,923         327,888         319,141                954,035
- -------------------------------------------------------------------------------------------------------------------------------
Net increase in cash                                                  -         134,401         319,141                134,401
Cash at beginning of period                                           -         134,401               -                      -
- -------------------------------------------------------------------------------------------------------------------------------
Cash at end of period                                  $              -  $            -  $            -   $            134,401
- -------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                         FIRST AMERICAN RAILWAYS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED
                           JANUARY 31, 1996 AND 1995

1.    SUMMARY OF ACCOUNTING POLICIES

      ORGANIZATION AND BUSINESS

      FIRST AMERICAN RAILWAYS, INC. ("THE COMPANY") WAS INCORPORATED ON FEBRUARY 14, 1994, IN THE STATE OF FLORIDA. THE COMPANY IS A DEVELOPMENT STAGE ENTITY, ORGANIZED FOR THE PURPOSE OF CONSTRUCTING AND MARKETING AN ENTERTAINMENT BASED PASSENGER TRAIN INITIALLY BETWEEN FT. LAUDERDALE AND ORLANDO AND SUBSEQUENTLY TO OTHER PARTS OF THE UNITED STATES AND INTERNATIONALLY. THE COMPANY HAD NO FINANCIAL ACTIVITIES FROM FEBRUARY 14, 1994 TO APRIL 30, 1994.

      PREPARATION OF FINANCIAL STATEMENTS

      THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

      EQUIPMENT AND DEPRECIATION

      EQUIPMENT IS STATED AT COST LESS ACCUMULATED DEPRECIATION. EQUIPMENT IS DEPRECIATED OVER 5 YEARS.

      OFFERING COSTS

      COSTS INCURRED IN CONNECTION WITH THE COMPANY'S EFFORTS TO OBTAIN ADDITIONAL FINANCING THROUGH A PUBLIC OFFERING OR PRIVATE PLACEMENT OF SECURITIES ARE DEFERRED AND OFFSET AGAINST THE PROCEEDS IN STOCKHOLDERS' EQUITY (DEFICIT) OR CHARGED TO OPERATIONS IF AN OFFERING OR PLACEMENT IS UNSUCCESSFUL.

      INCOME TAXES

      THE COMPANY HAS NO INCOME SINCE INCEPTION AND ACCORDINGLY HAS NOT PROVIDED FOR INCOME TAXES.

      NET LOSS PER COMMON SHARE

      NET LOSS PER COMMON SHARE IS BASED ON THE WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING, AS ADJUSTED FOR THE EFFECTS OF THE APPLICATION OF SECURITIES AND EXCHANGE COMMISSION STAFF ACCOUNTING BULLETIN (SAB) NO. 83. PURSUANT TO SAB NO. 83, COMMON STOCK ISSUED BY THE COMPANY AT A PRICE LESS THAN THE CONTEMPLATED PUBLIC OFFERING PRICE IS TREATED AS OUTSTANDING FOR ALL PERIODS PRESENTED.

      UNAUDITED FINANCIAL STATEMENTS

      THE INTERIM FINANCIAL STATEMENTS AS OF JANUARY 31, 1996 AND FOR THE NINE MONTHS ENDED JANUARY 31, 1996 AND 1995 ARE UNAUDITED. IN THE OPINION OF MANAGEMENT, SUCH STATEMENTS REFLECT ALL ADJUSTMENTS (CONSISTING ONLY OF NORMAL RECURRING ADJUSTMENTS) NECESSARY FOR A FAIR PRESENTATION OF THE FINANCIAL POSITION, RESULTS OF OPERATIONS AND CHANGES IN CASH FLOWS. THE RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JANUARY 31, 1996 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS FOR THE ENTIRE YEAR.

2.    LIQUIDITY

      THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THE COMPANY WILL CONTINUE AS A GOING CONCERN. THIS BASIS OF ACCOUNTING CONTEMPLATES THE RECOVERY OF THE COMPANY'S ASSETS AND THE SATISFACTION OF ITS LIABILITIES IN THE NORMAL COURSE OF OPERATIONS. SINCE INCEPTION, THE COMPANY HAS BEEN INVOLVED IN THE RESEARCH AND DESIGN OF ITS PRODUCT, THE DEVELOPMENT OF AN ORGANIZATIONAL INFRASTRUCTURE, AND THE PERFORMANCE OF PRELIMINARY MARKETING AND PROMOTIONAL ACTIVITIES. AS OF JANUARY 31, 1996, THE COMPANY HAS NOT COMMENCED ITS PLANNED OPERATIONS AND HAS INCURRED LOSSES AGGREGATING $1,385,703 AND HAS A DEFICIT IN STOCKHOLDERS EQUITY OF $270,668. THE COMPANY'S ULTIMATE ABILITY TO ATTAIN PROFITABLE OPERATIONS IS DEPENDENT UPON OBTAINING ADDITIONAL FINANCING ADEQUATE TO COMPLETE ITS DEVELOPMENT ACTIVITIES, INCLUDING THE ACQUISITION OF THE RAILCARS, ACQUISITION/CONSTRUCTION OF TERMINALS AND THE MAINTENANCE FACILITY, AND TO COMMENCE AND ACHIEVE A LEVEL OF SALES ADEQUATE TO SUPPORT ITS COST STRUCTURE.

      THE COMPANY IS ATTEMPTING TO RAISE FUNDS THROUGH SEVERAL STAGES OF PRIVATE PLACEMENT FINANCING. IF THE COMPANY IS NOT SUCCESSFUL IN THESE EFFORTS, IT INTENDS TO FUND FUTURE DEVELOPMENT ACTIVITIES BY OBTAINING ADDITIONAL FUNDS FROM OTHER SOURCES OR EXISTING INVESTORS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE SUCCESSFUL IN CONSUMMATING ITS PLANS, OR THAT SUCH PLANS, IF CONSUMMATED WILL ENABLE THE COMPANY TO ATTAIN PROFITABLE OPERATIONS OR CONTINUE AS A GOING CONCERN.

3.    EQUIPMENT

      THE COMPANY'S EQUIPMENT IS SUMMARIZED AS FOLLOWS:

      APRIL 30,                                                            1995
      -------------------------------------------------------------------------
      Office and computer equipment                                   $   8,172
      Less accumulated depreciation                                       1,092
      -------------------------------------------------------------------------
                                                                      $   7,080
      -------------------------------------------------------------------------

4.   INCOME TAXES

      At April 30, 1995, the Company had a net loss of approximately $619,000 for financial reporting purposes. In general, expenses incurred during the development stage are capitalized for tax purposes as pre-operating expenses and may be amortizable over a 60 month period commencing with the month in which active business begins.

      Realization of any portion of the approximate $165,000 deferred tax asset at April 30, 1995, resulting from the future amortization of capitalized pre- operating expenses, is not considered more likely than not and, accordingly, a valuation allowance has been established for the full amount of such asset.

5.   STOCKHOLDERS' EQUITY (DEFICIT)

      a) In May 1995, the Company executed a stock split and exchanged the 1,996,400 then outstanding shares of its common stock for 2,495,500 shares of common stock and changed the par value of its common stock from $.01 to no par. In February 1996, the Company executed a second stock split and exchanged the 2,495,500 shares of its common stock for 4,275,000 shares of common stock with no par value, 10,000,000 shares authorized to be issued. The components of stockholders' equity and all per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the stock splits and changes in par value.

      b) In 1994, the Company issued 3,854,430 shares of common stock to its initial shareholders for cash of $18,000.


      c) In connection with a private placement, the Company issued 420,570 shares of common stock for cash of $961,035 net of offering costs of $20,965.

6.   COMMITMENTS AND CONTINGENCIES

      a) The Company entered into employment agreements, which expire by 1997, with three of its officers providing for aggregate annual salaries of approximately $300,000 and for certain payments in the event of termination. During the period from February 14, 1994 (incorporation) to April 30, 1995, such officers waived approximately $136,000 of salaries due them under the terms of their respective employment agreements. The amounts waived were recorded as salary expense and a capital contribution. The officers do not plan to waive future salaries due them under the agreements.

      b) The Company has entered into an agreement with Rader Railcar, Inc. ("Rader") a company owned by a director and shareholder to construct a railcar to be acquired by the Company at a total cost of $850,000. During the year ended April 30, 1995, the Company advanced $350,000 to Rader which is included in deposit in the accompanying balance sheet at April 30, 1995. The Company took delivery of the railcar on April 28, 1995, and at that time assumed the full risk of loss of such car; however, the railcar is not presently being used in operations, and title will not pass until the balance is paid.

      c) In February 1995, the Company entered into an agreement with the Florida East Coast Railway Company ("FEC") for the use of FEC track in connection with the Company's proposed rail operations. Under the agreement, the Company will pay a fee to the FEC upon commencement of operations of no less than either $500,000 per train consist per year, or $1.20 per car mile (as defined). Effective January 1 of the year in which the third anniversary of the commencement service occurs, and January 1 in every third year thereafter, the car mile rate and the minimum amount payable shall, upon the request of either party, be adjusted based on the "Consumer Price Index For Urban Wage Earners and Clerical Workers" unadjusted, as published by the Bureau of Labor Statistics, U.S. Department of Labor. The agreement will expire ten years from the date of commencement of service. At the conclusion of the initial ten year term, the company will have the right to extend the agreement for an additional ten year period upon twelve months advance notice to the FEC.

      d) In January 1995, the Company entered into a consulting agreement to receive governmental consultation services from an outside party for the period from January 1, 1995 through December 31, 1995. The agreement provides for consultation to be paid at the rate of $2,000 per month during the term of the agreement.

7.   OTHER EVENTS

     On August 24, 1995 the Company entered into a memorandum of understanding with CSX Transportation, Inc. ("CSXT") for the use of its tracks between West Palm Beach and the Orlando International Airport tradeport site in connection with the operation of the Florida Fun-Train. The Memorandum which contains the essential terms of the agreement between the Company and CSXT, provides, in part, that the Company will pay CSXT the greater of $20 per train mile, or 16% of the Company's revenue from the Florida Fun-Train operations. In addition, the Company is required to maintain at least $300 million in comprehensive general liability insurance with a minimal deductible (or self insured). The Memorandum also provides for a certain degree of exclusivity for the Company's proposed rail operations. Specifically CSXT has agreed not to grant similar access rights to the subject rail corridor (between West Palm Beach and Orlando) to any other private rail passenger operator or contractor which would provide comparable conventional rail passenger service (primarily servicing the cruise ship market). This exclusivity clause is voidable by CSXT upon the occurrence of certain conditions. The term of the agreement is five years. In addition to the foregoing, the Company has agreed to sell up to 400,000 warrants to CSXT the terms of such warrants are to be negotiated. Also, the Company has agreed to appoint a CSXT representative, selected by the Company, to its Board of Directors.

8.   BORROWINGS FROM RELATED PARTIES AND OTHERS (UNAUDITED)

     On June 9, 1995 the Company entered into a loan agreement with a shareholder and director for up to $125,000, with simple interest of 18%. As of January 31, 1996, the Company had borrowed $125,000. The loan is to be repaid upon the earlier of the closing of a second contemplated financing or May 31, 1996. The obligation is personally guaranteed by the Company's Chairman of the Board. In addition, the Company entered into loan agreements with three other shareholders for a total of $175,000 with simple interest of 18%. One loan ($40,000) is repayable no later than August 25, 1996 and the second loan ($100,000) personally guaranteed by the Company's Chairman of the Board, is to be repaid upon the earlier of the closing of a second contemplated financing or June 30, 1996. The third loan ($35,000) is to be repaid upon the earlier of the second contemplated financing or January 22, 1997.

     Two other loans bear interest at 18%, $4,000 from an officer and $13,000 (some of which was repaid in January) from an employee. These loans will be repaid from the proceeds of this offering.

                           ASIA - AMERICA CORPORATION

                          FIRST AMERICAN RAILWAYS, INC.

                         PROFORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)


The following unaudited proforma combined balance sheet aggregates the unaudited balance sheet of Asia-America Corporation (Asia) as of March 31, 1996, and the unaudited balance sheet of First American Railways, Inc. (First American) as of January 31, 1996, and gives effect to the Stage I and Stage II financings and the merger of First American into Asia which occurred on April 26, 1996. The Stage I financing was completed on March 28, 1996, whereby First American sold 20 units comprised of $25,000 face amount of notes payable bearing interest at 10% per annum and 18,750 shares of common stock, each unit sold for $25,000, aggregating $500,000. The initial closing of the Stage II financing was completed on April 26, 1996, whereby First American sold approximately 428.129 units comprised of $15,000 face amount of notes payable bearing interest at 10% per annum, and 6,000 shares of common stock, and 6,000 redeemable common stock warrants, each unit sold for $30,000, aggregating $12,843,865 (including the conversion into Stage II units of $412,500 principal amount of Stage I notes and accrued interest thereon). The final closing of the Stage II financing was completed on May 9, 1996 whereby an additional, approximate 121.917 units were sold aggregating $3,657,500. The business combination is treated as a recapitalization of First American, since Asia is not an operating company, with the issuance of shares for the net assets of Asia. Asia issued common stock in exchange for all of the issued and outstanding shares of First American and succeeded to all rights, duties and obligations under the securities issued in the financings described above. The following proforma balance sheet uses the assumptions described in the notes following this proforma and the historical financial information available at March 31, 1996 and January 31, 1996 for Asia and First American, respectively. The balance sheets of Asia at March 31, 1996 and First American at January 31, 1996 are unaudited but include all adjustments necessary to present fairly the financial information set forth therein.

Due to the fact that the transaction between the two companies has been treated as a recapitalization of First American and that the current revenues and operations of Asia are immaterial to the revenues and operations of First American, no Proforma Statements of Operations have been presented. If presented they would be materially the same as the January 31, 1996 and the April 30, 1995, Statements of Operations for First American.

The proforma combined balance sheet should be read in conjunction with the separate financial statements and related notes thereto of Asia and First American included elsewhere in this document. This proforma combined balance sheet is not necessarily indicative of the combined financial position which might have existed for the period indicated or as it may be in the future.

                            ASIA-AMERICA CORPORATION
                          FIRST AMERICAN RAILWAYS, INC.

                         PROFORMA COMBINED BALANCE SHEET

- -------------------------------------------------------------------------------------------------------------------------------
                                                        STAGE I AND II                                MERGER AND
                                        FIRST AMERICAN  FINANCINGS                    ASIA-AMERICA    RECAPITALIZATION
                                        RAILWAYS, INC.  PROFORMA                      CORPORATION     PROFORMA
                                        JANUARY 31,     ADJUSTMENTS    FIRST AMERICAN    MARCH 31,     ADJUSTMENTS     PROFORMA
                                         1996           INCREASE       RAILWAYS, INC.    1996         INCREASE         COMBINED
                                        (UNAUDITED)     (DECREASE)     AS ADJUSTED    (UNAUDITED)    (DECREASE)
- -------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                $  500,000 (1)   $ 14,459,476   $      382   $           -   $ 14,459,858
                                                         (75,000)(1)
                                                         (12,888)(2)
                                                      12,427,500 (3)
                                                      (1,284,386)(3)
                                                        (387,500)(4)
                                                       3,657,500 (3)
                                                        (365,750)(3)



  Prepaids and other                          1,000       75,650 (1)          1,000                                       1,000
                                                         (75,650)(4)
- -------------------------------------------------------------------------------------------------------------------------------

Total current assets                          1,000    14,459,476        14,460,476          382                     14,460,858

Equipment, net                                5,854                           5,854                                       5,854

Deposit to related party                    350,000                         350,000                                     350,000

Deferred loan costs                                      642,193 (3)        825,068                                     825,068
                                                         182,875 (3)

Deferred offering costs                      10,000      (10,000)(1)              -                                           -
- -------------------------------------------------------------------------------------------------------------------------------
                                        $   366,854   $15,274,544      $ 15,641,398   $      382   $           -   $ 15,641,780
- -------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
PROFORMA COMBINED BALANCE SHEET.

                            ASIA-AMERICA CORPORATION
                          FIRST AMERICAN RAILWAYS, INC.

                         PROFORMA COMBINED BALANCE SHEET

- -------------------------------------------------------------------------------------------------------------------------------
                                                        STAGE I AND II                                MERGER AND
                                        FIRST AMERICAN  FINANCINGS                  ASIA-AMERICA    RECAPITALIZATION
                                        RAILWAYS, INC.  PROFORMA                    CORPORATION     PROFORMA
                                        JANUARY 31,     ADJUSTMENTS    FIRST AMERICAN  MARCH 31,     ADJUSTMENTS
                                         1996           INCREASE       RAILWAYS, INC.    1996         INCREASE         PROFORMA
                                        (UNAUDITED)     (DECREASE)     AS ADJUSTED    (UNAUDITED)    (DECREASE)        COMBINED
- -------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT
  Accounts payable                      $   183,949                    $    183,949   $      108                   $    184,057
  Accrued liabilities                       140,685                         140,685                                     140,685
  Notes payable to related parties
    and others                              312,888   $  (12,888)(2)              -                                           -
                                                        (300,000)(4)

  Notes payable                                          (55,000)(1)      8,250,682                                   8,250,682
                                                         500,000 (1)
                                                       6,421,932 (3)
                                                        (412,500)(3)
                                                         (87,500)(4)
                                                          55,000 (4)
                                                       1,828,750 (3)
- -------------------------------------------------------------------------------------------------------------------------------
                                            637,522     7,937,794         8,575,316          108               -      8,575,424
- -------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity (Deficit)
  Common stock, $.001 par value,
    100,000,000 shares authorized,
    9,050,278 shares issued and
    outstanding                             979,035       55,000 (1)      8,450,300       38,000   $(8,479,250)(5)        9,050
                                                          (9,350)(1)
                                                       6,421,933 (3)
                                                        (642,193)(3)
                                                        (182,875)(3)
                                                       1,828,750 (3)

  Discount on common stock                                                        -     (10,180)      10,180 (5)              -
  Additional paid-in capital                136,000                         136,000                8,469,070 (5)      8,577,524
                                                                                                     (27,546)(5)
  Deficit accumulated during the
    development stage                   (1,385,703)      (55,000)(4)     (1,520,218)    (27,546)      27,546 (5)     (1,520,218)
                                                         (75,650)(4)
                                                          (3,865)(3)
- -------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)      (270,668)     7,336,750         7,066,082          274               -      7,066,356
- -------------------------------------------------------------------------------------------------------------------------------
                                        $   366,854   $15,274,544      $ 15,641,398   $      382   $           -   $ 15,641,780
- -------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
PROFORMA COMBINED BALANCE SHEET.

                           ASIA - AMERICA CORPORATION

                          FIRST AMERICAN RAILWAYS, INC.

                         PROFORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)


GENERAL

Asia was incorporated under the laws of the state of Nevada in 1987, with a fiscal year end of June 30. During the year ended December 31, 1993, for financial statement purposes, the Company changed its year end to December 31.

On March 29, 1991 Asia divested itself of its wholly-owned subsidiary by selling all of the subsidiary's capital stock to the subsidiary's former shareholders. After its divestiture, Asia had no assets, retained certain liabilities and, for financial reporting purposes was considered to be a shell.

Since the March 29, 1991 divestiture, Asia has been considered a development stage entity. The operating activities of Asia have been confined to seeking the acquisition of a business, acquiring the assets of a business or engaging in some other form of business opportunity.

First American was incorporated on February 14, 1994, in the state of Florida. First American is a development stage entity, organized for the purpose of constructing and marketing an entertainment based passenger train initially between Ft. Lauderdale and Orlando and subsequently to other parts of the United States. First American had no financial activities from February 14, 1994 to April 30, 1994.

PROFORMA INFORMATION

The accompanying proforma balance sheet combines the balance sheets of Asia as of March 31, 1996 and First American as of January 31, 1996 and includes adjustments to reflect the proceeds from First American's Stage I and Stage II financings and the merger of the companies.

Proforma Adjustments - (1) In March 1996, First American completed its Stage I financing. First American received gross proceeds of $500,000. Costs associated with the offering were $85,000 of which $10,000 was prepaid (allocated $75,650 to notes issued and $9,350 to stock issued) in exchange for $500,000 in notes payable bearing interest at 10% per annum, with a $55,000 original issue discount, and 375,000 shares of common stock valued at $55,000. (2) First American used $12,888 of the net proceeds of the Stage I financing to paydown notes payable to related parties and others. (3) On April 26, 1996, First American completed the initial closing of its Stage II financing. Total consideration of $12,843,865 was received consisting of $12,427,500 in cash and the conversion of $412,500 in notes payable and $3,865 in accrued interest from the Stage I financing. In connection with this transaction $6,421,932 in notes payable were issued bearing interest at 10% per annum, 2,568,771 redeemable common stock purchase warrants, and 2,568,771 shares of common stock were issued, valued at $6,421,933. Costs associated with the offering of $1,284,386 were allocated $642,193 to notes issued and $642,193 to stock issued. On May 9, 1996, the final closing of the Stage II financing was completed. Total consideration of $3,657,500 was received and $1,828,750 in notes payable bearing interest at 10% per annum, 731,500 redeemable common stock purchase warrants and 731,500 shares of common stock valued at $1,828,750 were issued. Costs associated with the offering of $365,750 were allocated $182,875 to notes issued and $182,875 to stock issued. (4) From the net proceeds of the Stage II financing $387,500 was used to paydown $300,000 in notes payable to related parties and others and $87,500 in notes payable from the Stage I financing. The $55,000 original issue discount and the $75,650 in deferred loan costs were amortized at this time. (5) Combines the equity accounts and recapitalizes the company with 9,050,278 shares of $.001 par value stock.

Included in the proforma information provided above, Capital Growth International, LLC ("CGI") and its designee received an aggregate of 750,000 shares of common stock and, in addition, CGI received 650,000 redeemable common stock purchase warrants, all as partial compensation for its role as Placement Agent in the Stage II financing.

                                  EXHIBIT INDEX



EXHIBIT
  NO.             DESCRIPTION
- -------           -----------

 2.2              PLAN AND ARTICLES OF MERGER OF FIRST
                  AMERICAN RAILWAYS, INC.,  A  FLORIDA
                  CORPORATION, WITH   AND   INTO   THE
                  REGISTRANT (F/K/A ASIA-AMERICA CORP-
                  ORATION) AS FILED WITH THE SECRETAR-
                  IES OF STATE OF THE STATE OF  NEVADA
                  AND THE STATE OF FLORIDA.



                                       24